UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 21, 2012

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2012, the Board of Directors of Dominion Resources, Inc. (Dominion) elected Michael E. Szymanczyk to be a Director of the Board effective October 1, 2012, to serve until the next annual election of Directors.  In addition, the Board appointed Mr. Szymanczyk to the Finance and Risk Oversight Committee, also effective October 1, 2012.

Upon election, Mr. Szymanczyk will receive compensation for his services pursuant to the terms and conditions of the Dominion Resources, Inc. Non-Employee Directors Compensation Plan, as amended and restated effective December 17, 2009, a description of which can be found in Dominion’s 2012 Proxy Statement filed March 23, 2012, File No. 1-8489.  Mr. Szymanczyk will enter into the Advancement of Expenses agreement approved by the Board of Directors on October 24, 2008, a description of which can be found in Dominion’s Form 10-Q for the quarter ended September 30, 2008, Exhibit 10.2, File No. 1-8489.

Item 9.01 Financial Statements and Exhibits.
Exhibit
99	Dominion Resources, Inc. press release dated September 21, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date:  September 21, 2012